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                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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
     CHICAGO                                      875 THIRD AVENUE                               WASHINGTON, D.C.
                                              NEW YORK, NEW YORK 10022
      DALLAS                                   TELEPHONE 212 906 2000                                 LONDON
                                               FACSIMILE 212 906 2021
   LOS ANGELES                                                                                       SINGAPORE
                                                    FOUNDED 1866
                                                                                                       TOKYO
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                                                                     EXHIBIT 5.1


                                November 3, 1998


Corporate Asset Backed Corporation
c/o PaineWebber Incorporated
1285 Avenue of the Americas, 18th Floor
New York, New York  10019


Ladies and Gentlemen:

         At your request, we have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-91744) filed by Corporate Asset Backed Corporation, a Delaware corporation (the "Registrant") with the Securities and Exchange Commission on May 9, 1995 (the "Registration Statement"), in connection with the Registration under the Securities Act of 1933, as amended (the "Act"), of Notes and Certificates (together, the "Securities"). The Securities are issuable in series (each, a "Series"). Each Series of Certificates is issued under a separate Trust Agreement by and between the Registrant and a Trustee named therein, establishing an individual trust for such Series (each, a "Trust"). Each Series of Notes is issued under an Indenture between the Trust and an Indenture Trustee named therein. The Securities are to be sold as set forth in the Registration Statement, any amendments thereto, and the prospectus and prospectus supplement relating to each Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Trust Agreement and Indenture, if applicable, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Securities of such Series will be legally issued, fully paid, binding obligations of the Trust created by each Trust Agreement, and the holders of the Securities of such Series will be entitled to the benefits of the related Trust Agreement and Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors


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SIDLEY & AUSTIN                                                        NEW YORK

Corporate Asset Backed Corporation
November 3, 1998
Page 6

generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                           Very truly yours,

                                                           /s/ SIDNEY & AUSTIN
                                                           -------------------
                                                               SIDLEY & AUSTIN


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